Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and "Change in Auditors" and to the use of our reports dated February 8, 1996, with respect to the consolidated financial statements and the related financial statement schedules of GE Life and Annuity Assurance Company (formerly The Life Insurance Company of Virginia and subsidiaries) and GE Life & Annuity Separate Account 4 (formerly Life of Virginia Separate Account 4), in the Pre-Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-62695) and related Statement of Additional Information of GE Life & Annuity Separate Account 4 for the registration of an indefinite amount of securities.


                                                /s/ Ernst & Young LLP


Richmond, Virginia
January 22, 1999


                          Independent Auditors' Consent

The Board of Directors
GE Life and Annuity Assurance Company
   (formerly The Life Insurance Company of Virginia)
GE Life & Annuity Separate Account 4
   (formerly Life of Virginia Separate Account 4):


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

Our report dated January 6, 1998 contains an explanatory paragraph that states that effective April 1, 1996, General Electric Capital Corporation acquired all of the outstanding stock of The Life Insurance Company of Virginia in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.


                                                /s/ KPMG LLP



Richmond, VA
January 22, 1999